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                                     [LETTERHEAD]

                                                                   EXHIBIT 4.02

                               CERTIFICATE OF TRUST OF
                                    NVP CAPITAL I

         THIS Certificate of Trust of NVP CAPITAL I (the "Trust") dated January 31, 1997, is being duly executed and filed by Delaware Trust Capital Management, Inc., a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801, ET SEQ.).

         1.   NAME.  The name of the business trust formed hereby is NVP
CAPITAL I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Delaware Trust Capital Management, Inc., 900 Market Street, 548212, Wilmington, Delaware 19801, Attn: Corporate Trust Department.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                            DELAWARE TRUST CAPITAL
                                            MANAGEMENT, INC., as trustee


                                            By:  /s/ Richard N. Smith
                                                 ----------------------------
                                            Name:  Richard N. Smith
                                            Title: Vice President